Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE
NOVEMBER 6, 2012

ACCESS MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL
RESULTS FOR THE 2012 THIRD QUARTER

Partnership Reports 2012 Third Quarter Net Income of $50 Million, Adjusted Ebitda of
$120 Million and Distributable Cash Flow of $86 Million

Partnership Increases Quarterly Distribution to $0.435 per Unit

OKLAHOMA CITY, OKLAHOMA, NOVEMBER 6, 2012 – Access Midstream Partners, L.P. (NYSE:ACMP) today announced financial results for the 2012 third quarter.  The Partnership’s 2012 third quarter net income totaled $50.2 million, an increase of $2.0 million, or 4.1%, from the 2011 third quarter.  Adjusted ebitda for the 2012 third quarter was $119.5 million, up $31.4 million, or 35.6%, from 2011 third quarter adjusted ebitda of $88.1 million.  The Partnership’s distributable cash flow (DCF) for the 2012 third quarter totaled $86.3 million, an increase of $18.5 million, or 27.3%, compared to adjusted DCF for the 2011 third quarter and resulted in a coverage ratio of 1.29.  Partnership revenue for the 2012 third quarter was $156.1 million, an increase of $16.0 million, or 11.4%, compared to 2011 third quarter revenue of $140.1 million.  Revenue for the 2012 third quarter excludes the Partnership’s Marcellus revenue as this ownership interest is accounted for as an unconsolidated equity investment.  Financial terms are defined on pages two and three of this release.

Throughput for the 2012 third quarter totaled 260.0 billion cubic feet (bcf) of natural gas, or 2.83 bcf per day, an increase of 26.9% from 2011 third quarter throughput of 2.23 bcf per day. The increase was driven by throughput from gas gathering systems in the Marcellus Shale acquired in December 2011 as well as increased throughput in the Barnett Shale.  The Partnership connected 186 new wells to its gathering systems during the 2012 third quarter, an increase of 27.4% compared to the 2011 third quarter.

Capital expenditures during the 2012 third quarter totaled $206.2 million, including maintenance capital expenditures of $18.5 million.  Due to strong capital spending in Marcellus, the Partnership is on track to meet the current capital expenditure outlook of $734 million for 2012.

Partnership Increases Cash Distribution

On October 25, 2012, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.435 per unit for the 2012 third quarter, a $0.06, or 16.0%, increase over the 2011 third quarter distribution and a $0.015, or 3.6%, increase over the 2012 second quarter distribution.  The distribution will be paid on November 14, 2012 to unitholders of record at the close of business on November 7, 2012.  DCF for the 2012 third quarter of $86.3 million provided distribution coverage of 1.29 times the amount required for the Partnership to fund the distribution to both the general and limited partners.

INVESTOR CONTACT:	MEDIA CONTACTS:		ACCESS MIDSTREAM PARTNERS
Dave Shiels, CFO	Jack Cowell	Tom Johnson	900 N.W. 63rd
(405) 935-6224	(917) 405-0717	(212) 371-5999	P.O. Box 18355
dave.shiels@accessmidstream.com	jack.cowell@global-infra.com	tbj@abmac.com	Oklahoma City, OK 73154

Management Comments

J. Mike Stice, Access Midstream Partners’ Chief Executive Officer, commented, “The Partnership continues to deliver very strong performance across the board.  With over $206 million of capital expenditures and 186 new well connects in the third quarter, our organic growth plan is right on track.  I am extremely pleased with this quarter’s financial performance which allows us once again to increase the distribution to our investors.  The predictability of our best in class assets and fee based contracts delivered 27% growth in DCF, 16% growth in distribution and 1.29 coverage in the third quarter.  With this quarter’s performance, we have consistently increased our distribution since our inception, now eight consecutive quarters.”

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday, November 7, 2012 at 9:00 a.m. EST.  The telephone number to access the conference call is 913-312-0648 or toll-free 888-211-9963.  The passcode for the call is 9435747.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.  For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EST on November 7, 2012 through 12:00 p.m. EST on November 21, 2012.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 9435747.  The conference call will also be webcast live on the Internet and can be accessed by going to the Partnership’s website at www.accessmidstream.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted ebitda, DCF and adjusted DCF.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider adjusted ebitda, DCF or adjusted DCF in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted ebitda, DCF and adjusted DCF may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted Ebitda.  The Partnership agreement defines adjusted ebitda as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results.  Adjusted ebitda is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

●
The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

●	The Partnership’s ability to incur and service debt and fund capital expenditures;

●	The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

●	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from ebitda because management believes these items affect the comparability of operating results.  The Partnership believes that the presentation of adjusted ebitda in this press release provides information useful to investors in assessing its financial condition and results of operations.  The GAAP measure most directly comparable to adjusted ebitda is net income.

Distributable Cash Flow.  The Partnership agreement defines DCF as adjusted ebitda attributable to the Partnership adjusted for:

●	Addition of interest income;

●	Subtraction of net cash paid for interest expense;

●	Subtraction of maintenance capital expenditures; and

●	Subtraction of income taxes.

Management compares the DCF the Partnership generates to the cash distributions it expects to pay its partners.  Using this metric, management computes a distribution coverage ratio.  DCF is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions.  DCF is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder.  The GAAP measure most directly comparable to DCF is net cash provided by operating activities.

Adjusted Distributable Cash Flow.  The Partnership includes the quarterly impact of contractual minimum volume commitments that are not recognized until the fourth quarter of each year in its calculation of adjusted DCF for the purpose of calculating the distribution coverage ratio.

Access Midstream Partners, L.P. (NYSE:ACMP) is the industry’s largest gathering and processing master limited partnership as measured by throughput volume and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale, Marcellus Shale and Mid-Continent regions of the U.S.  The Partnership’s common units are listed on the New York Stock Exchange under the symbol ACMP.  Further information is available at www.accessmidstream.com where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events.  They include but are not limited to our business strategy and plans and objectives for future operations as well as our future financial and operating results.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information.  Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct.  They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.  Factors that could cause actual results to differ materially from expected results are described under ”Risk Factors” in our 2011 Annual Report on Form 10-K and our other SEC filings.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)
	Three Months Ended September 30,
	2012	2011
Revenues, including revenues from related parties (1)	$156,092	$140,105

Operating expenses
Operating expenses, including expenses from related parties	49,805	43,233
Depreciation and amortization expense	41,163	35,021
General and administrative expense, including expenses from related parties	15,283	8,940
Other operating expense	(628)	(40)

Total operating expenses	105,623	87,154

Operating income	50,469	52,951

Other income (expense)
Income from unconsolidated affiliates	15,724	—
Interest expense	(15,219)	(4,250)
Other income	115	137

Income before income tax expense	51,089	48,838
Income tax expense	861	665

Net income	$50,228	$48,173

Limited partner interest in net income
Net income	50,228	48,173
Less general partner interest in net income	(2,364)	(964)

Limited partner interest in net income	47,864	47,209

Net income per limited partner unit – basic and diluted
Common units	0.32	0.34
Subordinated units	0.32	0.34

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	79,434	69,359
Subordinated units	69,076	69,076

(1)	Excludes revenue from Marcellus assets of $35.2 million for the three months ended September 30, 2012 that is included in Income from Unconsolidated Affiliates.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)
	Nine Months Ended September 30,
	2012	2011
Revenues, including revenues from related parties (1)	$460,098	$396,851

Operating expenses
Operating expenses, including expenses from related parties	143,218	130,078
Depreciation and amortization expense	120,323	98,706
General and administrative expense, including expenses from related parties	38,326	27,545
Other operating expense	(433)	823

Total operating expenses	301,434	257,152

Operating income	158,664	139,699

Other income (expense)
Income from unconsolidated affiliates	44,682	—
Interest expense	(46,813)	(9,527)
Other income	174	221

Income before income tax expense	156,707	130,393
Income tax expense	2,507	2,361

Net income	$154,200	$128,032

Limited partner interest in net income
Net income	154,200	128,032
Less general partner interest in net income	(5,545)	(2,560)

Limited partner interest in net income	148,655	125,472

Net income per limited partner unit – basic and diluted
Common units	1.00	0.91
Subordinated units	1.00	0.91

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	79,330	69,268
Subordinated units	69,076	69,076

(1)	Excludes revenue from Marcellus assets of $98.5 million for the nine months ended September 30, 2012 that is included in Income from Unconsolidated Affiliates.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)
	As of September 30, 2012	As of December 31, 2011
Assets

Total current assets	$84,695	$88,188

Property, plant and equipment
Gathering systems	3,103,301	2,954,868
Other fixed assets	63,655	53,611
Less: Accumulated depreciation	(552,046)	(480,555)

Total property, plant and equipment, net	2,614,910	2,527,924

Investment in unconsolidated affiliates	1,068,681	886,558
Intangible assets, net	150,148	158,621
Deferred loan costs, net	31,808	21,947

Total assets	$3,950,242	$3,683,238

Liabilities and Partners’ Capital

Total current liabilities	$127,161	$143,094

Long-term liabilities
Long-term debt	1,374,500	1,062,900
Other liabilities	3,459	4,099

Total long-term liabilities	1,377,959	1,066,999

Total partners’ capital	2,445,122	2,473,145

Total liabilities and partners’ capital	$3,950,242	$3,683,238

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash flows from operating activities
Net income	$154,200	$128,032
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	120,323	98,706
Income from unconsolidated affiliates	(44,682)	—
Other non-cash items	5,661	5,177
Changes in assets and liabilities
(Increase) decrease in accounts receivable	12,547	54,579
(Increase) decrease in other assets	(15,289)	(87)
Increase (decrease) in accounts payable	(6,579)	9,266
Increase (decrease) in accrued liabilities	16,492	2,821

Net cash provided by operating activities	242,673	298,494

Cash flows from investing activities
Additions to property, plant and equipment	(231,632)	(326,603)
Proceeds from sale of assets	9,316	1,522
Investments in unconsolidated affiliates	(139,216)	—

Net cash used in investing activities	(361,532)	(325,081)

Cash flows from financing activities
Proceeds from long-term debt borrowings	847,500	331,400
Payments on long-term debt borrowings	(1,285,900)	(513,200)
Proceeds from issuance of senior notes	750,000	350,000
Debt issuance costs	(13,824)	(10,101)
Distribution to unitholders	(184,639)	(148,029)
Initial public offering costs	—	(1,280)
Other adjustments	5,720	4

Net cash provided by financing activities	118,857	8,794

Net increase (decrease) in cash and cash equivalents	(2)	(17,793)

Cash and cash equivalents
Beginning of period	22	17,816

End of period	$20	$23

Access Midstream Partners, L.P.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
 ($ in thousands)
(unaudited)
	Three Months Ended September 30,
	2012	2011

Net Income	$50,228	$48,173

Adjusted for:
Interest expense	15,219	4,250
Income tax expense	861	665
Depreciation and amortization expense	41,163	35,021
Other	(628)	(40)
Income from unconsolidated affiliates	(15,724)	—
EBITDA from unconsolidated affiliates(1)	28,403	—

Adjusted EBITDA	$119,522	$88,069

Adjusted for:
Maintenance capital expenditures	(18,500)	(18,500)
Cash portion of interest expense	(13,868)	(3,316)
Income tax expense	(861)	(665)

Distributable cash flow	86,293	65,588

Adjusted for:
Implied minimum volume commitment	—	2,211

Adjusted distributable cash flow	$86,293	$67,799

Cash provided by operating activities	$106,275	$92,506

Adjusted for:
Change in assets and liabilities	(28,656)	(7,906)
Interest expense	15,219	4,250
Income tax expense	861	665
Other non-cash items	(2,580)	(1,446)
EBITDA from unconsolidated affiliates(1)	28,403	—

Adjusted EBITDA	$119,522	$88,069

Adjusted for:
Maintenance capital expenditures	(18,500)	(18,500)
Cash portion of interest expense	(13,868)	(3,316)
Income tax expense	(861)	(665)

Distributable cash flow	86,293	65,588

Adjusted for:
Implied minimum volume commitment	—	2,211

Adjusted distributable cash flow	$86,293	$67,799

Cash distribution
Limited partner units 2012: ($0.435 x 147,999,140 units); 2011: ($0.375 x 138,161,160 units)	$64,380	$51,811
General partner interest	2,701	1,057

Total cash distribution	$67,081	$52,868

Distribution coverage ratio	1.29	1.28

(1) EBITDA from unconsolidated affiliates is calculated as follows:
Net Income	$15,724	$—

Adjusted for:
Depreciation and amortization expense	12,742	—
Other	(63)	—

EBITDA from unconsolidated affiliates	$28,403	$—

Marcellus overhead allocation	(2,600)	—
Chesapeake guaranty payment	—	—

EBITDA reconciled to CHK commitment	$25,803	$—

Access Midstream Partners, L.P.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
 ($ in thousands)
(unaudited)

	Nine Months Ended September 30,
	2012	2011

Net Income	$154,200		$128,032

Adjusted for:
Interest expense	46,813		9,527
Income tax expense	2,507		2,361
Depreciation and amortization expense	120,323		98,706
Other	(433)		823
Income from unconsolidated affiliates	(44,682)		—
EBITDA from unconsolidated affiliates(1)	80,121		—

Adjusted EBITDA	$358,849		$239,449

Adjusted for:
Maintenance capital expenditures	(55,500)		(55,500)
Cash portion of interest expense	(42,835)		(6,056)
Income tax expense	(2,507)		(2,361)

Distributable cash flow	258,007		175,532

Adjusted for:
Implied minimum volume commitment	—		7,479

Adjusted distributable cash flow	$258,007		$183,011

Cash provided by operating activities	$242,673		$298,494

Adjusted for:
Change in assets and liabilities	(7,171)		(66,579)
Interest expense	46,813		9,527
Income tax expense	2,507		2,361
Other non-cash items	(6,094)		(4,354)
EBITDA from unconsolidated affiliates(1)	80,121		—

Adjusted EBITDA	$358,849		$239,449

Adjusted for:
Maintenance capital expenditures	(55,500)		(55,500)
Cash portion of interest expense	(42,835)		(6,056)
Income tax expense	(2,507)		(2,361)

Distributable cash flow	258,007		175,532

Adjusted for:
Implied minimum volume commitment	—		7,479

Adjusted distributable cash flow	$258,007		$183,011

(1) EBITDA from unconsolidated affiliates is calculated as follows:
Net Income	$44,682		$—

Adjusted for:
Depreciation and amortization expense	35,530		—
Other	(91)		—

EBITDA from unconsolidated affiliates	$80,121		$—

Marcellus overhead allocation	(7,800)		—
Chesapeake guaranty payment	—		—

EBITDA reconciled to CHK commitment	$72,231	$

Access Midstream Partners, L.P.
OPERATING STATISTICS
(unaudited)
	Three Months Ended September 30,
	2012	2011

Barnett Shale
Wells connected during period	26	96
Total wells connected at end of period	2,374	2,102
Throughput, bcf per day	1.236	1.075
Approximate miles of pipe at end of period	845	855
Gas compression (horsepower) at end of period	161,115	156,260

Haynesville Shale
Wells connected during period	10	12
Total wells connected at end of period	232	213
Throughput, bcf per day	0.325	0.578
Approximate miles of pipe at end of period	263	254
Gas compression (horsepower) at end of period	23,745	21,970

Marcellus Shale
Wells connected during period	65	—
Total wells connected at end of period	461	—
Throughput, bcf per day(1)	0.691	—
Approximate miles of pipe at end of period	458	—
Gas compression (horsepower) at end of period	50,950	—

Mid-Continent
Wells connected during period	85	38
Total wells connected at end of period	2,741	2,484
Throughput, bcf per day	0.573	0.573
Approximate miles of pipe at end of period	2,589	2,402
Gas compression (horsepower) at end of period	99,394	93,656

Total
Wells connected during period	186	146
Total wells connected at end of period	5,808	4,799
Throughput, bcf per day(1)	2.825	2.226
Approximate miles of pipe at end of period	4,155	3,511
Gas compression (horsepower) at end of period	335,204	271,886

(1)
Throughput in the Marcellus Shale region represents the net throughput allocated to the Partnership’s interest.  Total gross Marcellus Shale system throughput was 1.516 bcf per day for the three months ended September 30, 2012.

Access Midstream Partners, L.P.
OPERATING STATISTICS
(unaudited)
	Nine Months Ended September 30,
	2012	2011

Barnett Shale
Wells connected during period	155	267
Total wells connected at end of period	2,374	2,102
Throughput, bcf per day	1.259	1.030
Approximate miles of pipe at end of period	845	855
Gas compression (horsepower) at end of period	161,115	156,260

Haynesville Shale
Wells connected during period	12	49
Total wells connected at end of period	232	213
Throughput, bcf per day	0.363	0.545
Approximate miles of pipe at end of period	263	254
Gas compression (horsepower) at end of period	23,745	21,970

Marcellus Shale
Wells connected during period	180	—
Total wells connected at end of period	461	—
Throughput, bcf per day(1)	0.648	—
Approximate miles of pipe at end of period	458	—
Gas compression (horsepower) at end of period	50,950	—

Mid-Continent
Wells connected during period	215	128
Total wells connected at end of period	2,741	2,484
Throughput, bcf per day	0.562	0.553
Approximate miles of pipe at end of period	2,589	2,402
Gas compression (horsepower) at end of period	99,394	93,656

Total
Wells connected during period	562	444
Total wells connected at end of period	5,808	4,799
Throughput, bcf per day(1)	2.832	2.128
Approximate miles of pipe at end of period	4,155	3,511
Gas compression (horsepower) at end of period	335,204	271,886

(1)
Throughput in the Marcellus Shale region represents the net throughput allocated to the Partnership’s interest.  Total gross Marcellus Shale system throughput was 1.407 bcf per day for the nine months ended September 30, 2012.